UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14272 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 5, 2006 (the “Effective Date”), the Registrant entered into a Common Stock Purchase Agreement (the “Agreement”) with Double U Master Fund LP, an institutional investor (the “Investor”), pursuant to which the Registrant is selling, and the Investor is purchasing, four (4) million shares of the Registrant’s common stock in exchange for net proceeds of approximately $4.9 million. Pursuant to the Agreement, the closing of the purchase and sale will occur on or before April 14, 2006 (the “Closing Date”). The shares of common stock are being issued from the Registrant’s shelf registration statement on Form S-3, File No. 333-128322. After this offering, all shares have been issued under this shelf registration statement on Form S-3, File No. 333-128322. The Registrant issued no warrants nor paid any commissions in conjunction with the Agreement.

In addition, pursuant to the terms of the Agreement, the Registrant has agreed not to offer or sell shares of its common stock for a period of forty-five (45) days following the Effective Date at a price per share less than $1.25.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued April 6, 2006
99.2	Common Stock Purchase Agreement between Registrant and Double U Master Fund LP dated April 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: April 6, 2006	By:	/s/ Paul J. Lytle

Paul J. Lytle Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued April 6, 2006
99.2	Common Stock Purchase Agreement between Registrant and Double U Master Fund LP dated April 5, 2006